FOR IMMEDIATE RELEASE
Contact: Sam Ullrich
(502) 638-3906
Sam.Ullrich@kyderby.com
CHURCHILL DOWNS INCORPORATED REPORTS
2026 FIRST QUARTER RESULTS
LOUISVILLE, Ky. (April 22, 2026) - Churchill Downs Incorporated (Nasdaq: CHDN) (the "Company", "CDI", "we") today reported business results for the quarter ended March 31, 2026.
Company Highlights
▪First quarter 2026 financial results, as compared to the prior year quarter:
▪Record net revenue of $663 million, up $20 million or 3%
▪Net income attributable to CDI of $83 million, up $6 million or 8%
▪Record Adjusted EBITDA of $257 million, up $12 million or 5%
▪On January 12, 2026, CDI announced plans to invest $180-$200 million in Rockingham Grand Casino in Salem, New Hampshire, with a planned mid-2027 opening.
▪On February 25, 2026, CDI opened Marshall Yards Racing & Gaming in Southwestern Kentucky.
▪On April 21, 2026, CDI announced that it had entered into a definitive agreement to purchase the intellectual property, including all trademarks and associated rights, of the Preakness Stakes and Black-Eyed Susan Stakes from 1/ST Maryland LLC for a purchase price of $85 million.
▪On January 6, 2026, we paid a $0.438 per share dividend to shareholders of record as of December 5, 2025, which represents the fifteenth consecutive year of an increased dividend per share.
▪We ended first quarter of 2026 with net bank leverage of 3.8x and returned $31 million of capital to our shareholders through dividends.

CONSOLIDATED RESULTS

	First Quarter
(in millions, except per share data)	2026	2025

Net revenue	$663	$643
Net income attributable to CDI	$83	$77
Diluted EPS attributable to CDI	$1.16	$1.02
Adjusted net income attributable to CDI(a)	$85	$80
Adjusted Diluted EPS(a)	$1.21	$1.07
Adjusted EBITDA(a)	$257	$245

(a) This is a non-GAAP measure. See explanation of non-GAAP measures below.

SEGMENT RESULTS
The summaries below present revenue from external customers and intercompany revenue from each of our reportable segments. All comparisons are against the applicable prior year period unless otherwise noted.
Live and Historical Racing

	First Quarter
(in millions)	2026	2025

Revenue	$301	$277
Adjusted EBITDA	113	102
First quarter 2026 revenue increased $24 million due to a $17 million increase from our Kentucky HRM venues, a $5 million increase from our Virginia HRM venues, and a $3 million increase from our New Hampshire venues, partially offset by a $1 million decrease from Churchill Downs Racetrack. The Kentucky HRM increase was due to a $6 million increase from our Western Kentucky venues, a $4 million increase from our Northern Kentucky venues, a $4 million increase from our Southwestern Kentucky venues, and a $3 million increase from our Louisville venues. The Virginia HRM increase was primarily due to a $5 million net increase from our Northern Virginia venues and a $1 million increase from our Western Virginia venue, partially offset by a $1 million net decrease from our Central Virginia venues primarily from increased competition and unfavorable weather.
First quarter 2026 Adjusted EBITDA increased $11 million due to a $9 million increase from our Kentucky HRM venues, a $3 million net increase from our Virginia HRM venues, and a $1 million net increase from our New Hampshire venues, partially offset by a $2 million decrease at Churchill Downs Racetrack. The Kentucky HRM increase was due to a $3 million increase from our Western Kentucky venues, a $3 million increase from our Northern Kentucky venues, and a $3 million increase from our Louisville venues. The Virginia HRM increase was primarily due to a $7 million net increase from our Northern Virginia venues, partially offset by a $4 million net decrease from our Central Virginia venues primarily from increased competition and unfavorable weather.
Wagering Services and Solutions

	First Quarter
(in millions)	2026	2025

Revenue	$118	$116
Adjusted EBITDA	45	41
First quarter 2026 revenue increased $2 million primarily from our retail sports betting business.
First quarter 2026 Adjusted EBITDA increased $4 million primarily from lower legal expenses in our Horse Racing business and growth in our retail sports betting business.
Gaming

	First Quarter
(in millions)	2026	2025

Revenue	$262	$267
Adjusted EBITDA	123	124

First quarter 2026 revenue decreased $5 million due to a $9 million decrease primarily from the cessation of HRM operations in Louisiana in May 2025 and a $2 million decrease primarily from our Florida and Mississippi properties. These decreases were partially offset by a $6 million increase primarily from our New York, Indiana, and Maryland properties.
First quarter 2026 Adjusted EBITDA decreased $1 million. Our wholly-owned gaming properties decreased $3 million primarily from the cessation of HRMs in Louisiana in May 2025 that was partially offset by an increase from our New York property. Our equity investments increased $2 million from strong performance at Rivers Des Plaines in Illinois and Miami Valley Gaming in Ohio.
All Other

	First Quarter
(in millions)	2026	2025

Revenue	$2	$2
Adjusted EBITDA	(24)	(22)
First quarter 2026 revenue is consistent with the prior year. All intercompany captive revenue is eliminated in consolidation.
First quarter 2026 Adjusted EBITDA decreased $2 million primarily due to claim development within our captive insurance company.

NET INCOME ATTRIBUTABLE TO CDI
The Company's first quarter 2026 net income attributable to CDI was $83 million compared to $77 million in the prior year quarter.
The following factors impacted the comparability of the Company's first quarter 2026 net income to the prior year quarter:
•a $3 million after-tax decrease in other charges and recoveries.
This was partially offset by:
•a $2 million after-tax increase in transaction, pre-opening, and other expenses.
Excluding the items above, first quarter 2026 adjusted net income attributable to CDI increased $5 million primarily due to the following:
•a $3 million after-tax increase primarily driven by the results of our operations; and
•a $2 million after-tax increase in equity income from our unconsolidated affiliates.
Conference Call
A conference call regarding this news release is scheduled for Thursday, April 23, 2026 at 9 a.m. ET. Investors and other interested parties may listen to the teleconference by accessing the online, real-time webcast and broadcast of the call at http://ir.churchilldownsincorporated.com/events.cfm, or by registering in advance via teleconference here. Once registration is completed, participants will be provided with a dial-in number containing a personalized conference code to access the call. All participants are encouraged to dial-in 15 minutes prior to the start time. An online replay will be available by noon ET on Thursday, April 23, 2026. A copy of the Company’s news release announcing quarterly results and relevant financial and statistical information about the period will be accessible at www.churchilldownsincorporated.com.

Use of Non-GAAP Measures
In addition to the results provided in accordance with GAAP, the Company also uses non-GAAP measures, including adjusted net income, adjusted diluted EPS, EBITDA (earnings before interest, taxes, depreciation and amortization), and Adjusted EBITDA.
The Company uses non-GAAP measures as a key performance measure of the results of operations for purposes of evaluating performance internally. These measures facilitate comparison of operating performance between periods and help investors to better understand the operating results of the Company by excluding certain items that may not be indicative of the Company's core business or operating results. The Company believes the use of these measures enables management and investors to evaluate and compare, from period to period, the Company’s operating performance in a meaningful and consistent manner. The non-GAAP measures are a supplemental measure of our performance that is not required by, or presented in accordance with, GAAP, and should not be considered as an alternative to, or more meaningful than, net income or diluted EPS (as determined in accordance with GAAP) as a measure of our operating results.
We use Adjusted EBITDA to evaluate segment performance, develop strategy, and allocate resources. We utilize the Adjusted EBITDA metric to provide a more accurate measure of our core operating results and enable management and investors to evaluate and compare from period to period our operating performance in a meaningful and consistent manner. Adjusted EBITDA should not be considered as an alternative to operating income as an indicator of performance, as an alternative to cash flows from operating activities as a measure of liquidity, or as an alternative to any other measure provided in accordance with GAAP. Our calculation of Adjusted EBITDA may be different from the calculation used by other companies and, therefore, comparability may be limited.
Adjusted net income and adjusted diluted EPS exclude discontinued operations net income or loss; net income or loss attributable to noncontrolling interests; transaction expense, which includes acquisition and disposition related charges, as well as legal, accounting, and other deal-related expense; pre-opening expense; and certain other gains, charges, recoveries, and expenses.
Adjusted EBITDA includes our portion of EBITDA from our equity investments and the portion of EBITDA attributable to noncontrolling interests.
Adjusted EBITDA excludes:
•Transaction expense, net which includes:
◦Acquisition, disposition, and property sale related charges; and
◦Other transaction expense, including legal, accounting, and other deal-related expense;
•Stock-based compensation expense;
•Rivers Des Plaines' impact on our investments in unconsolidated affiliates from legal reserves and transaction costs;
•Asset impairments, net;
•Gain on property sales;
•Legal reserves;
•Pre-opening expense; and
•Other charges, recoveries, and expenses.

For segment reporting, Adjusted EBITDA includes intercompany revenue and expense totals that are eliminated in the Consolidated Statements of Comprehensive Income. See the Reconciliation of Comprehensive Income to Adjusted EBITDA included herewith for additional information.
About Churchill Downs Incorporated
Churchill Downs Incorporated ("CDI") (Nasdaq: CHDN) has created extraordinary entertainment experiences for over 150 years, beginning with the company’s most iconic and enduring asset, the Kentucky Derby. Headquartered in Louisville, Kentucky, CDI has expanded through the acquisition, development, and operation of live and historical racing entertainment venues, the growth of the online wagering businesses, and the acquisition, development, and operation of regional casino gaming properties. https://www.churchilldownsincorporated.com/
This news release contains various "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by the use of terms such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "might," "plan," "predict," "project," "seek," "should," "will," "scheduled," and similar words or similar expressions (or negative versions of such words or expressions), although some forward-looking statements are expressed differently.
Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors, that could cause actual results to differ materially from expectations include the following: the occurrence of extraordinary events, such as terrorist attacks, public health threats, civil unrest, and inclement weather, including as a result of climate change; the effect of economic conditions on our consumers' confidence and discretionary spending or our access to credit, including the impact of inflation; changes in, or new interpretations of, applicable tax laws or rulings that could result in additional tax liabilities; the impact of any pandemics, epidemics, or outbreaks of infectious diseases, and related economic matters on our results of operations, financial conditions, and prospects; lack of confidence in the integrity of our core businesses or any deterioration in our reputation; negative shifts in public opinion regarding gambling that could result in increased regulation of, or new restrictions on, the gaming industry; loss of key or highly skilled personnel, as well as general disruptions in the general labor market; the impact of significant competition, and the expectation that competition levels will increase; changes in consumer preferences, attendance, wagering, and sponsorships; risks associated with equity investments, strategic alliances and other third-party agreements; inability to respond to rapid technological changes in a timely manner; concentration and evolution of slot machine and historical racing machine ("HRM") manufacturing and other technology conditions that could impose additional costs; failure to enter into or maintain agreements with industry constituents, including horsemen and other racetracks; cybersecurity risk, including cyber-security breaches, or loss or misuse of our confidential information as a result of a breach including customers’ personal information, or IT system operational disruptions, could lead to government enforcement actions or other litigation; costs of compliance with increasingly complex laws and regulations regarding data privacy and protection of personal information; reliance on our technology services and catastrophic events, system failures, errors or defects disrupting our operations; inability to identify, complete, or fully realize the benefits of our proposed acquisitions, divestitures, development of new venues or the expansion of existing facilities on time, on budget, or as planned; difficulty in integrating recent or future acquisitions into our operations; cost overruns and other uncertainties associated with the development of new venues and the expansion of existing facilities; general risks related to real estate ownership and significant expenditures, including risks related to environmental liabilities; personal injury litigation related to injuries occurring at our racetracks; compliance with the Foreign Corrupt Practices Act or other similar laws and regulations, or applicable anti-money laundering regulations; payment-related risks, such as risk associated with fraudulent credit card or debit card use; work stoppages and labor problems; risks related to pending or future legal proceedings and other actions; highly regulated operations and changes in the regulatory environment could adversely affect our business; restrictions in our debt facilities limiting our flexibility to operate our business; failure to comply with the financial ratios and other covenants in our debt facilities and other indebtedness; increases to interest rates, disruption in the credit markets or changes to our credit ratings may adversely affect our business; increase in our insurance costs, or inability to obtain similar insurance coverage in the future, and any inability to recover under our insurance policies for damages sustained at our properties in the event of inclement weather and casualty events; and other factors described under the heading "Risk Factors" in our most recent Annual Report on Form 10-K and in other filings we make with the Securities and Exchange Commission.
We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CHURCHILL DOWNS INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended March 31,
(in millions, except per common share data)	2026	2025
Net revenue:
Live and Historical Racing	$297	$273
Wagering Services and Solutions	109	107
Gaming	257	263
All Other	—	—
Total net revenue	663	643
Operating expense:
Live and Historical Racing	199	190
Wagering Services and Solutions	68	67
Gaming	188	192
All Other	5	4
Selling, general and administrative expense	59	55
Transaction expense, net	1	—
Total operating expense	520	508
Operating income	143	135
Other (expense) income:
Interest expense, net	(72)	(72)
Equity in income of unconsolidated affiliates	36	33
Miscellaneous, net	6	—
Total other (expense) income	(30)	(39)
Income from operations before provision for income taxes	113	96
Income tax provision	(30)	(19)
Net income	83	77
Net income attributable to noncontrolling interests	—	—
Net income and comprehensive income attributable to Churchill Downs Incorporated	$83	$77

Net income attributable to Churchill Downs Incorporated per common share data:
Basic net income	$1.16	$1.02
Diluted net income	$1.16	$1.02
Weighted average shares outstanding:
Basic	70	74
Diluted	70	74

CHURCHILL DOWNS INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in millions)	March 31, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$200	$201
Restricted cash	91	88
Accounts receivable, net	99	93
Income taxes receivable	6	17
Other current assets	56	44
Total current assets	452	443
Property and equipment, net	2,910	2,919
Investment in and advances to unconsolidated affiliates	685	685
Goodwill	900	900
Other intangible assets, net	2,516	2,515
Other assets	22	23
Total assets	$7,485	$7,485
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$218	$184
Accrued expenses and other current liabilities	397	400
Current deferred revenue	158	55
Current maturities of long-term debt	63	63
Dividends payable	—	31
Total current liabilities	836	733
Long-term debt, net of current maturities and loan origination fees	1,783	1,986
Notes payable, net of debt issuance costs	3,082	3,081
Non-current deferred revenue	15	15
Deferred income taxes	539	520
Other liabilities	86	94
Total liabilities	6,341	6,429
Commitments and contingencies
Redeemable noncontrolling interest	48	46
Shareholders' equity:
Preferred stock	—	—
Common stock	3	—
Retained earnings	1,094	1,011
Accumulated other comprehensive loss	(1)	(1)
Total Churchill Downs Incorporated shareholders' equity	1,096	1,010
Total liabilities and shareholders' equity	$7,485	$7,485

CHURCHILL DOWNS INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31,
(in millions)	2026	2025
Cash flows from operating activities:
Net income	$83	$77
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	56	59
Distributions from unconsolidated affiliates	36	31
Equity in income of unconsolidated affiliates	(36)	(33)
Stock-based compensation	5	4
Deferred income taxes	19	—
Amortization of operating lease assets	2	2
Other	2	2
Changes in operating assets and liabilities:
Income taxes	11	19
Deferred revenue	103	94
Other assets and liabilities	14	(8)
Net cash provided by operating activities	295	247
Cash flows from investing activities:
Capital maintenance expenditures	(19)	(13)
Capital project expenditures	(40)	(67)
Other	(2)	—
Net cash used in investing activities	(61)	(80)
Cash flows from financing activities:
Proceeds from borrowings under long-term debt obligations	245	220
Repayments of borrowings under long-term debt obligations	(449)	(251)
Payment of dividends	(31)	(31)
Repurchase of common stock	—	(87)
Taxes paid related to net share settlement of stock awards	(3)	(4)
Change in bank overdraft	6	5
Net cash used in financing activities	(232)	(148)
Net increase in cash, cash equivalents and restricted cash	2	19
Cash, cash equivalents and restricted cash, beginning of period	289	252
Cash, cash equivalents and restricted cash, end of period	$291	$271

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)

	Three Months Ended March 31,
(in millions, except per common share data)	2026	2025
GAAP net income attributable to CDI	$83	$77

Adjustments, continuing operations:
Transaction, pre-opening, and other expense	6	4
Other recoveries, net	(4)	—
Income tax impact on net income adjustments (a)	—	(1)
Total adjustments	2	3
Adjusted net income attributable to CDI	$85	$80

Adjusted diluted EPS	$1.21	$1.07

Weighted average shares outstanding - Diluted	70	74

(a)The income tax impact for each adjustment is derived by applying the effective tax rate, including current and deferred income tax expense, based upon the jurisdiction and the nature of the adjustment.

	Three Months Ended March 31,
(in millions)	2026	2025
Total Handle
TwinSpires Horse Racing(a)	$375	$384

(a) TwinSpires Horse Racing handle does not include handle generated by Velocity and national affiliates.

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)

	Three Months Ended March 31,
(in millions)	2026	2025
Net revenue from external customers:
Live and Historical Racing:
Churchill Downs Racetrack	$3	$4
Louisville	55	52
Northern Kentucky	36	31
Southwestern Kentucky	44	41
Western Kentucky	19	12
Virginia	133	130
New Hampshire	7	3
Total Live and Historical Racing	$297	$273

Wagering Services and Solutions:	$109	$107

Gaming:
Florida	$24	$25
Iowa	24	24
Indiana	33	32
Louisiana	36	45
Maine	25	24
Maryland	21	21
Mississippi	24	25
New York	46	43
Pennsylvania	24	24
Total Gaming	$257	$263
All Other	—	—
Net revenue from external customers	$663	$643

Intercompany net revenues:
Live and Historical Racing	$4	$4
Wagering Services and Solutions	9	9
Gaming	5	4
All Other	2	2
Eliminations	(20)	(19)
Intercompany net revenue	$—	$—

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)

	Three Months Ended March 31, 2026
(in millions)	Live and Historical Racing	Wagering Services and Solutions	Gaming	Total Segments	All Other	Total
Net revenue from external customers
Pari-mutuel:
Live and simulcast racing	$11	$81	$10	$102	$—	$102
Historical racing(a)	257	—	—	257	—	257
Racing event-related services	1	—	1	2	—	2
Gaming(a)	4	6	218	228	—	228
Other(a)	24	22	28	74	—	74
Total	$297	$109	$257	$663	$—	$663

	Three Months Ended March 31, 2025
(in millions)	Live and Historical Racing	Wagering Services and Solutions	Gaming	Total Segments	All Other	Total
Net revenue from external customers
Pari-mutuel:
Live and simulcast racing	$11	$80	$11	$102	$—	$102
Historical racing(a)	237	—	9	246	—	246
Racing event-related services	1	—	1	2	—	2
Gaming(a)	3	4	214	221	—	221
Other(a)	21	23	28	72	—	72
Total	$273	$107	$263	$643	$—	$643
(a)Food and beverage, hotel, and other services furnished to customers for free as an inducement to wager or through the redemption of our customers' loyalty points are recorded at the estimated standalone selling prices in Other revenue with a corresponding offset recorded as a reduction in historical racing pari-mutuel revenue for HRMs or gaming revenue for our casino properties. These amounts were $16 million for the three months ended March 31, 2026 and $14 million for the three months March 31, 2025.

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)
Adjusted EBITDA by segment is comprised of the following:

	Three Months Ended March 31, 2026
(in millions)	Live & Historical Racing	Wagering Services & Solutions	Gaming	Total Segments	All Other	Eliminations	Total
Revenues	$301	$118	$262	$681	$2	$(20)	$663

Pari-mutuel taxes & purses	(76)	(4)	(11)	(91)	—	—	(91)
Gaming taxes	(2)	—	(75)	(77)	—	—	(77)
Marketing & advertising	(12)	(2)	(8)	(22)	—	—	(22)
Salaries & benefits	(36)	(8)	(43)	(87)	—	—	(87)
Content expense	(1)	(43)	(1)	(45)	—	9	(36)
Selling, general & administrative expense	(11)	(4)	(12)	(27)	(22)	—	(49)
Maintenance, insurance & utilities	(12)	(2)	(10)	(24)	(4)	2	(26)
Gaming equipment rental & technology costs	(14)	(1)	(4)	(19)	—	9	(10)
Food & beverage costs	(4)	—	(5)	(9)	—	—	(9)
Other operating expense(a)	(20)	(9)	(17)	(46)	—	—	(46)
Equity in income of unconsolidated affiliates	—	—	46	46	—	—	46
Other income	—	—	1	1	—	—	1
Adjusted EBITDA	$113	$45	$123	$281	$(24)	$—	$257

	Three Months Ended March 31, 2025
(in millions)	Live & Historical Racing	Wagering Services & Solutions	Gaming	Total Segments	All Other	Eliminations	Total
Revenues	$277	$116	$267	$660	$2	$(19)	$643

Pari-mutuel taxes & purses	(72)	(4)	(15)	(91)	—	—	(91)
Gaming taxes	(2)	—	(72)	(74)	—	—	(74)
Marketing & advertising	(14)	(1)	(8)	(23)	—	—	(23)
Salaries & benefits	(32)	(8)	(44)	(84)	—	—	(84)
Content expense	(1)	(44)	(2)	(47)	—	9	(38)
Selling, general & administrative expense	(11)	(5)	(11)	(27)	(21)	—	(48)
Maintenance, insurance & utilities	(10)	(1)	(9)	(20)	(3)	2	(21)
Gaming equipment rental & technology costs	(12)	(1)	(4)	(17)	—	8	(9)
Food & beverage costs	(4)	—	(4)	(8)	—	—	(8)
Other operating expense(a)	(17)	(11)	(17)	(45)	—	—	(45)
Equity in income of unconsolidated affiliates	—	—	43	43	—	—	43
Other income	—	—	—	—	—	—	—
Adjusted EBITDA	$102	$41	$124	$267	$(22)	$—	$245
(a) Other operating expense primarily includes supplies, regulatory licenses and fees, property taxes, and third-party service fees and costs.

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)

	Three Months Ended March 31,
(in millions)	2026	2025
Reconciliation of Comprehensive Income to Adjusted EBITDA:
Net income and comprehensive income attributable to Churchill Downs Incorporated	$83	$77
Net income attributable to noncontrolling interest	—	—
Net income	83	77

Adjustments:
Depreciation and amortization	56	59
Interest expense	72	72
Income tax provision	30	19
Stock-based compensation expense	5	4
Pre-opening expense	3	4
Other expenses, net	2	—
Transaction expense, net	1	—
Other income, expense:
Interest, depreciation and amortization expense related to equity investments	9	10
Other charges and recoveries, net	(4)	—
Total adjustments	174	168
Adjusted EBITDA	$257	$245

Adjusted EBITDA by segment:
Live and Historical Racing	$113	$102
Wagering Services and Solutions	45	41
Gaming	123	124
Total segment Adjusted EBITDA	281	267
All Other	(24)	(22)
Total Adjusted EBITDA	$257	$245

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL JOINT VENTURE FINANCIAL STATEMENTS
(Unaudited)
Summarized financial information for our equity investments is comprised of the following:

	Summarized Income Statement
	Three Months Ended March 31,
(in millions)	2026	2025
Net revenue	$216	$205

Operating and SG&A expense	137	130
Depreciation and amortization	6	6
Operating income	73	69
Interest and other expense, net	(10)	(11)
Net income	$63	$58

	Summarized Balance Sheet
(in millions)	March 31, 2026	December 31, 2025
Assets
Current assets	$108	$109
Property and equipment, net	312	315
Other assets, net	266	265
Total assets	$686	$689

Liabilities and Members' Deficit
Current liabilities	$112	$89
Long-term debt	777	803
Members' deficit	(203)	(203)
Total liabilities and members' deficit	$686	$689

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)
Planned capital projects for the Company are as follows:

(in millions)	Project	Target Completion	2026 Planned Spend

Live and Historical Racing Segment
Churchill Downs Racetrack	Finish Line Suites / The Mansion	April 2026	$20-25
	Victory Run	April 2028	$25-30
Virginia	Richmond (HRM Expansion)	Completed	$0-5
	Roseshire (HRM Venue)	Completed	$0-5
Southwestern Kentucky	Marshall Yards Racing and Gaming (HRM Venue)	Completed	$15-20
New Hampshire	Rockingham Grand Casino (HRM Venue)	Mid-2027	$70-80
All Other Projects
All Other	All Other	TBD	$50-55
		Total:	$180-220